EXHIBIT 10.1


                       ENGAGEMENT AGREEMENT BY AND BETWEEN
                    RICHARD FARKAS, ESQ. AND IMAGING3, INC.,
                              DATED JANUARY 2, 2002



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                          AGREEMENT FOR LEGAL SERVICES

         DEAN JANES, individually and on behalf of IMAGING SERVICES, INC. (referred to in this Agreement as "CLIENT") and The Law Offices of Richard D. Farkas, (hereinafter "ATTORNEY" or "ATTORNEYS") make this Agreement for legal services, effective as of January 2, 2002. This Agreement is confidential pursuant to California BUSINESS AND PROFESSIONS Code Section 6149.

         CLIENT's address and telephone information is:

                       DEAN JANES / IMAGING SERVICES, INC.
                            3200 West Valhalla Drive
                                Burbank, CA 91505
                      Telephone: 800-900-9729, 818-260-0930


         1. This Agreement addresses the specified legal services ATTORNEYS have agreed to perform. These services will be referred to herein as the "MATTER" or "MATTERS". Any additional services that have or will be requested will be the subject of a separate written agreement, to be negotiated and signed by ATTORNEYS and CLIENT. In particular, and without limitation, CLIENT agrees that ATTORNEYS have not been retained to provide, and will not provide legal advice or services concerning issues in tax, probate, estate planning, securities, worker's compensation, family, admiralty, criminal, or bankruptcy matters.

         2. MATTERS. The services which ATTORNEYS have agreed to perform and which define the MATTER or MATTERS are services to assist client in connection with recovery of unpaid amounts due, general legal consulting, representation in connection with pending, threatened, or anticipated litigation, and related business matters, as requested No other matters are included in this Agreement, and ATTORNEYS will not perform other services unless a separate written agreement is made between CLIENT and ATTORNEY. Any appellate level work will also require a separate written agreement between CLIENT and ATTORNEY, as will any work in which ATTORNEY appears as counsel of record.

         3. INFORMATION. ATTORNEYS will keep CLIENT informed of significant developments in the MATTERS, and will provide to ATTORNEYS all books and records reasonably requested to assist with the MATTERS. ATTORNEYS shall have no obligation to report to CLIENT on all activities or developments in the MATTERS, but only those they consider to be important or relevant. ATTORNEYS will confer with CLIENT regarding the development of CLIENT's position and will inform CLIENT of the contents and legal effect of papers that are filed. ATTORNEYS are specifically authorized to communicate with anyone they deem necessary or appropriate to facilitate their investigative efforts.


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         4.  FEES.  CLIENT  will pay  ATTORNEYS  its fees and  expenses  for the services ATTORNEYS perform. For services related to this MATTER, CLIENT's fees will be computed on an hourly basis, plus costs, as described below.

         For all services performed, unless otherwise agreed in writing, ATTORNEYS will be paid their currently-prevailing hourly rates, which presently are Three-Hundred and Seventy-Five Dollars ($375.00) per hour for senior attorney time, Two-Hundred and Fifty Dollars ($250.00) per hour for junior attorney time, plus paralegal and associate time currently approximating Eighty-Five Dollars ($85.00). Concurrent with this Agreement, CLIENT shall pay ATTORNEYS an advance retainer in the amount of One-Thousand Dollars ($1,000.00). This is a "true retainer," because ATTORNEYS are immediately foregoing other legal matters, and are providing immediate attention to CLIENT on an exigent basis. As a "true retainer," therefore, the retainer set forth herein shall be deemed earned at the time of the signing of this agreement, and is non-refundable.

         CLIENT has been informed, in accordance with California BUSINESS AND PROFESSIONS Code Section 6147 that the fee is not set by law, but is negotiable between ATTORNEYS and CLIENT. With respect to all aspects of this Agreement, including fees and waivers of conflicts, CLIENT acknowledges that he has had the opportunity to consult with independent counsel.

         If CLIENT recovers an amount that is denominated as "attorneys' fees" from any party, those fees shall be paid to ATTORNEYS, since it is agreed that they were awarded for the purpose of compensating ATTORNEYS.

         ATTORNEYS may on occasion divide fees earned under this Agreement with lawyers who are not members of The Law Offices of Richard D. Farkas. Fee divisions require client consent, as stated in Rule 2-200 of California RULES OF PROFESSIONAL CONDUCT. CLIENT hereby consents to such division of fees, in any amounts and under such terms as may be set within the discretion of ATTORNEYS, with the understanding that the total fees charged by all lawyers to CLIENT will not be increased by reason of such division, and will be consistent with the requirements of Rule 4-200.

         5. EXPENSES. CLIENT will pay ATTORNEYS, as incurred, their expenses that are related to the MATTER. ATTORNEYS expenses which are to be paid by CLIENT include numerous charges such as filing fees, copying, air fare, mileage, lodging, telecommunications, videotaping and editing, computerized research, computerized spreadsheet and database support, paralegal charges, experts, consultants, exhibits, graphics, imaging, document preparation, exhibit preparation, storage, word processing, messenger charges, court reporters, receivers, referees or masters, investigators, translators, overtime charges and jury research. The firm uses both outside and employed personnel to accomplish the tasks for which expenses are charged. Employee time is charged on an hourly basis, calculated to tenths of hours. CLIENT may be requested to approve any single expense prior to it being incurred.


Retainer Agreement           Page 2           Imaging Services, Inc., Dean Janes

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         CLIENT  acknowledges  that,  although  ATTORNEYS  may from time to time provide estimates of expenses that may be incurred, ATTORNEYS have made no promises about the total amount of fees or expenses to be incurred by CLIENT under this Agreement.

         6. STATEMENTS AND PAYMENTS. ATTORNEYS will send CLIENT periodic statements indicating expenses incurred and time expended and their basis, any amounts applied from a deposit, and any current balance owed. If no expenses or time are incurred for a particular amount, or if they are minimal, the statement may be held and combined with that for the following month. Any time or expense items not objected to by CLIENT within 30 days of mailing will be considered accepted by CLIENT as reasonably incurred. Any balance will be paid by CLIENT in full within 30 days after the statement is mailed. When the retainer amount set forth in paragraph 4 has been exhausted, CLIENT will replenish the retainer in the same amount within 30 days.

         7. LATE FEES. Late fees will accrue on any balance unpaid after 30 days from the date of the statement. The late fees on any unpaid balance will be at the rate of 10% per annum, applied to the total balance unpaid after thirty days.

         8. ACCOUNTING. At the termination of ATTORNEYS' services in the MATTER, if CLIENT has faithfully performed all provisions of this Agreement and has not breached any terms of the Agreement or any modifications thereto, ATTORNEYS will prepare a final accounting of all amounts received by ATTORNEYS in the MATTER. If the total of all amounts received exceeds the amount charged by ATTORNEYS for their fees and expenses, ATTORNEYS will remit any excess to CLIENT.

         9. FILES. Regardless of any termination of services under this Agreement, CLIENT agrees to pay storage or disposal expenses for all documents, evidence or other materials that CLIENT leaves with ATTORNEYS. CLIENT agrees that, after 60 days notice, ATTORNEYS may, at ATTORNEYS' discretion, destroy any or all documents, evidence or other materials that CLIENT does not retrieve from ATTORNEYS.

         10. LIEN. CLIENT shall grant ATTORNEYS a lien on the subject of the MATTERS and any recovery to secure payment of amounts due ATTORNEYS. CLIENT shall, upon request, sign an agreement for lien in a form provided by ATTORNEYS.

         11. NO OTHER LIENS OR ASSIGNMENTS. CLIENT represents that he is the sole owner of all claims and causes of action involved in the MATTERS (if the particular matter relates to an asserted claim or cause of action), and that he has not previously assigned, transferred or conveyed any interest or right in any claim, cause of action or Recovery related to the MATTERS. CLIENT agrees that he will not, without the prior written consent of ATTORNEYS, (a) assign, transfer or convey, in whole or in part, any right or interest in the MATTER or in any claim, cause of action or Recovery in the MATTER; (b) grant any lien against the MATTER or in any claim, cause of action or Recovery in the MATTER.


Retainer Agreement           Page 3           Imaging Services, Inc., Dean Janes
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         12.  BREACHES OF THE  AGREEMENT.  In addition to other events which may constitute a breach of this Agreement, the parties agree that CLIENT'S failure to pay any of ATTORNEYS' fees and expenses when due, CLIENT's initiation of any insolvency procedure under State law, or CLIENT's filing of any proceeding under the United States Bankruptcy law will be a breach of this Agreement.

         13. RESPONSIBILITIES OF ATTORNEYS AND CLIENT. CLIENT understands he must cooperate with ATTORNEYS in the development of any litigation. CLIENT understands that litigants must be available for depositions and the taking of testimony, must provide all documentary evidence that is necessary to the litigation or required by law, and the necessary actions to locate, catalogue and obtain the documentary evidence must answer written questions posed by the other side, must make such appearances as may be required at hearings and trials, and must generally assist ATTORNEYS in understanding and presenting the fact of the case. CLIENT understands that he must be truthful and cooperative with ATTORNEYS, to the best of her knowledge and ability, keep ATTORNEYS reasonably informed of developments, remain accessible to ATTORNEYS, specifically keep ATTORNEYS advised of CLIENT's current address and telephone number, and timely make any payments required by this Agreement. ATTORNEYS will give CLIENT advance notice of the need to appear at depositions, or other proceedings, the need to produce or review documents and other matters in the litigation that will require the time and attention of CLIENT.

         14. DISCHARGE OF ATTORNEYS. CLIENT may discharge ATTORNEYS at any time by written notice effective when received by ATTORNEYS. Unless specifically agreed by ATTORNEYS and CLIENT, ATTORNEY will provide no further services and advance no further expenses on MATTER behalf after receipt of the notice. If ATTORNEYS are discharged without cause, CLIENT will remain obligated to pay ATTORNEYS for all services provided, at their then-current full hourly rates, and to reimburse ATTORNEYS for all expenses up to the time of receipt by ATTORNEYS of the notice of discharge. For CLIENT's reference, ATTORNEYS' current hourly rates are listed in paragraph 4 of this Agreement; however, such rates may be changed from time to time by ATTORNEYS with or without notice to CLIENT. Such services provided include all activities undertaken in providing legal services to CLIENT under this Agreement, including, but not limited to, the following: preparing for and attending conferences, court appearances, depositions, and trial; preparing, reviewing, and analyzing correspondence, pleadings, legal documents, and evidence; legal research; investigation; meetings and telephone conversations.

         15. WITHDRAWAL OF ATTORNEYS. ATTORNEYS may withdraw at any time as permitted under the RULES OF PROFESSIONAL CONDUCT of the State Bar of California. The circumstances under which the Rules either require or permit such withdrawal include, but are not limited to, the following: (a) the CLIENT's conduct renders it unreasonably difficult for ATTORNEYS to carry out the employment effectively, or (b) the CLIENT fails to pay attorney's fees or expenses as required by her agreement with ATTORNEYS. Without limitation, ATTORNEYS may withdraw from representing CLIENT at any time, in ATTORNEYS' opinion, that the MATTER does not appear sufficiently economically promising to continue pursuing. If ATTORNEYS withdraw due to a breach by CLIENT of any term

Retainer Agreement           Page 4           Imaging Services, Inc., Dean Janes

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of this  Agreement,  CLIENT  will  remain  obligated  to pay  ATTORNEYS  for all services provided, at their then-current full hourly rates, and to reimburse ATTORNEYS for all expenses up to the time of withdrawal by ATTORNEYS, as described above.

         16. DISCLAIMER OF GUARANTY. Although ATTORNEYS may offer an opinion about possible results regarding the subject matter of this Agreement, ATTORNEYS cannot guaranty any particular result. CLIENT acknowledges that ATTORNEYS have made no promises about the outcome and that any opinion offered by ATTORNEYS in the future will not constitute a guaranty. ATTORNEYS have not yet been provided with CLIENT's existing files, and are being retained late in this litigation, with proceedings pending and impending deadlines. ATTORNEYS shall not be responsible for consequences resulting from their late hiring, or inability to take actions due to lack of time or information.

         17. ARBITRATION. CLIENT has been informed that all clients have the right to have fee disputes arbitrated by the Los Angeles County Bar Association. Whether or not CLIENT elects to have any fee dispute with ATTORNEYS arbitrated by the Los Angeles County Bar Association, CLIENT and ATTORNEYS agree that should any dispute, claim or controversy arise regarding their relationship, the terms of this Agreement, the services provided under the Agreement (including the competency of any services provided) or in any way arising out of or relating to this Agreement or any modification to this Agreement, the dispute will be finally determined by binding arbitration before an independent private judge who has retired from the Los Angeles Superior Court or United States District Court for the Central District of California. The independent private judge shall follow the California State rules of evidence. Any matter that is not submitted to or is not resolved by the Los Angeles County Bar Association, and any matter that remains unresolved due to any rejection or vacating of an award by the Los Angeles County Bar Association, must be submitted to final binding arbitration in this matter. CLIENT and ATTORNEYS specifically waive their rights to a jury trial of any dispute concerning legal services provided by ATTORNEYS. All arbitrator's fees will be initially apportioned equally between the parties, but the arbitrator shall reapportion arbitration fees as part of the award of costs in favor of the prevailing party. All proceedings and hearings will take place in Los Angeles, California. The parties elect to have the substantive law of California apply to the arbitration, but the parties acknowledge that the activities under this agreement affect interstate commerce and the parties elect to apply the procedural law of the Federal Arbitration Act. The parties agree that arbitration can be compelled by a court located in Los Angeles County, California, that arbitration cannot be avoided by the filing of any other lawsuit or proceeding, and that provisional or ancillary remedies can be sought without waiver of arbitration rights.

         CLIENT has had an opportunity to discuss this agreement to arbitrate with ATTORNEYS, and with anyone else of CLIENT'S choosing. CLIENT understands that, if CLIENT has any questions or concerns, CLIENT can obtain advice from independent counsel regarding the agreement to arbitrate or any other term of this Agreement. CLIENT understands that this agreement to arbitrate gives up CLIENT'S rights to sue or defend in Court, to have a jury or active judge to hear and determine the dispute, to conduct discovery and to appeal any determination by the arbitrator. Knowing that this agreement to arbitrate deprives them of legal rights, CLIENT and ATTORNEYS freely and knowingly waive those rights and enter into this agreement to arbitrate.

Retainer Agreement           Page 5           Imaging Services, Inc., Dean Janes
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         18. NOTICE/JURISDICTION.  The parties agree that notice of any claim or arbitration, service of process, notice, motion or other application may be served by first class mail, e-mail, telegraph or telecopier on either party at their regular business address. Furthermore, the parties confer jurisdiction on the State and Federal courts in the County of Los Angeles for the purposes of compelling arbitration and enforcing any arbitration award, as well as to provide any provisional or ancillary relief, and the parties expressly reserve any removal rights they may have under Federal law.

         19. WAIVER OF CONFLICTS; INSURANCE COVERAGE. CLIENT has not disclosed to ATTORNEYS any matters which, to the parties' knowledge, constitute potential or actual conflicts of interest. CLIENT has been advised that ATTORNEYS have represented Richard Stellar, who is affiliated with CLIENT, and will continue to do so. CLIENT specifically and knowingly waives and actual or potential conflicts that may result from ATTORNEYS' representation of Richard Stellar, and authorize unfettered communication with Richard Stellar concerning representation of CLIENT in the MATTERS. The California BUSINESS AND PROFESSIONS Code requires ATTORNEYS to notify CLIENT as to the existence of errors and omissions insurance coverage applicable to the services to be rendered to CLIENT. ATTORNEYS confirm that such coverage is maintained.

         20. NO PRIOR SERVICES OR OPINIONS. CLIENT acknowledges and agrees that, although communications have taken place between ATTORNEYS and CLIENT and individuals affiliated with CLIENT which may relate to or concern this Agreement, or the MATTERS which are the subject of this Agreement, no formal representation has been undertaken prior to the execution of this Agreement, and nothing ATTORNEYS have communicated shall be relied upon as statements of advise or opinion. Moreover, no formal representation will be deemed to have occurred prior to ATTORNEYS receipt of the agreed retainer payment. CLIENT acknowledges that he has not relied upon or acted upon any communications with ATTORNEYS prior to the date of this Agreement. CLIENT thus specifically waives the right to assert that formal claims should have been filed by ATTORNEYS prior to the expiration of any statute of limitations.

         21. AUTHORITY TO ACT; BINDING NATURE OF AGREEMENT. CLIENT has the absolute and unrestricted right, power and authority to enter into and to perform her obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of the CLIENT, enforceable against the CLIENT in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

Retainer Agreement           Page 6           Imaging Services, Inc., Dean Janes

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         22. ENTIRE AGREEMENT.  This written agreement, in addition to any other
concurrently-executed  written  agreement,   constitutes  the  entire  agreement
between the parties as of the date of this Agreement.



         THE FOREGOING AGREEMENT, INCLUDING THE TERMS REQUIRING ARBITRATION OF DISPUTES, NON-REFUNDABLE RETAINER, WAIVERS OF CONFLICTS, COMMUNICATIONS WITH DESIGNATED AGENT, AND THE RIGHT TO INDEPENDENT COUNSEL, IS UNDERSTOOD AND AGREED TO BY THE UNDERSIGNED ATTORNEY AND CLIENT.


         DATED: January 2, 2002                   DATED: January 2, 2002

         ATTORNEYS:                               CLIENT:

         LAW OFFICES OF                           DEAN JANES, INDIVIDUALLY, AND
         RICHARD D. FARKAS                        IMAGING SERVICES, INC.




         By /s/Richard D. Farkas                  BY /s/Dean Janes
         ---------------------------              ----------------
               Richard D. Farkas                        Dean Janes






























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